UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
MEDIACOM COMMUNICATIONS CORPORATION

(Name of Registrant as Specified in its Charter

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE:
On February 22, 2011, Mediacom Communications Corporation (“Mediacom”) issued a press release announcing that Glass, Lewis & Co., LLC, a governance analysis and proxy voting firm, recommended that Mediacom stockholders vote for the previously announced Agreement and Plan of Merger, dated as of November 12, 2010, providing for the acquisition of Mediacom by an entity formed by Rocco B. Commisso. A copy of the press release is included below.
Glass Lewis Joins Institutional Shareholder Services
in Recommending Stockholders Vote “FOR”
the Mediacom Communications Merger
Middletown, New York — February 22, 2011 — MEDIACOM COMMUNICATIONS CORPORATION (Nasdaq: MCCC) today announced that on February 18, 2011 Glass, Lewis & Co., LLC (“Glass Lewis”) issued a report recommending that MCCC stockholders vote “FOR” the proposal to adopt the merger agreement, pursuant to which MCCC would merge with an entity created by Mediacom’s founder, Chairman and Chief Executive Officer, Rocco B. Commisso, at the upcoming Special Meeting of Stockholders to be held on March 4, 2011.
Glass Lewis is a leading governance analysis and proxy voting firm serving institutional investors globally that collectively manage more than $15 trillion in assets. On February 14, 2011, Mediacom reported that Institutional Shareholder Services Inc., another prominent proxy advisory firm, issued a report recommending that public stockholders vote for the proposal to adopt the merger agreement.
As previously announced, under the terms of the merger agreement, MCCC stockholders (other than Mr. Commisso and his affiliates) will receive $8.75 in cash for each share of Class A and Class B common stock they own as of the closing of the merger contemplated by the merger agreement. Stockholders who have questions or need assistance in voting should call MacKenzie Partners at: (800) 322-2885 or (212) 929-5500.
Mediacom has filed a definitive proxy statement describing the proposed transaction with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND ITS PARTICIPANTS. Stockholders may obtain a free copy of the definitive proxy statement and other documents filed by Mediacom at the SEC’s Web site (www.sec.gov) and from Mediacom.
About Mediacom Communications Corporation
Mediacom Communications is the nation’s eighth largest cable television company and one of the leading cable operators focused on serving the smaller cities in the United States, with a significant concentration in the Midwestern and Southeastern regions. Mediacom Communications offers a wide array of broadband products and services, including traditional and advanced video services such as digital television, video-on-demand, digital video recorders, high-definition television, as well as high-speed Internet access and phone service. For more information about Mediacom Communications, please visit www.mediacomcc.com.
Contacts:

Investor Relations	Media Relations
Calvin G. Craib	Thomas J. Larsen
Senior Vice President,	Group Vice President,
Corporate Finance	Legal and Public Affairs
(845) 695-2675	(845) 695-2754
Mediacom Communications Corporation
100 Crystal Run Road • Middletown, NY 10941 • 845-695-2600 • Fax 845-695-2639